                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report on Chittenden Corporation dated January 15, 1999, included in this Annual Report on Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-58133, 333-25531, 333-25765, 333-01229)



Boston Massachusetts
March 22, 1999